EXHIBIT 32.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(b) UNDER SECURITIES EXCHANGE ACT OF 1934 AND
SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF UNITED STATES CODE

In connection with the annual report of Verso Paper Holdings LLC (the “Company”) for the year ended December 31, 2011 (the “Report”), I, Robert P. Mundy, certify that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 6, 2012

/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer